Exhibit 10.1

                        AMENDMENT TO DEBENTURE AGREEMENT


     THIS AGREEMENT (this "AGREEMENT"), is made and entered into as of September 29, 2004, by and between HOLLYWOOD MEDIA CORP., a Florida corporation (the "COMPANY"), and PORTSIDE GROWTH & OPPORTUNITY FUND LTD. ("HOLDER").

                                   WITNESSETH:

     WHEREAS, Holder is the registered holder of the Company's "6% Senior Convertible Debenture Due May 22, 2005" in the principal amount of $1,000,000 issued under Certificate No. 2, dated as of May 22, 2002 (the "DEBENTURE"), which Debenture by its terms is convertible into shares of common stock, par value $0.01, of the Company ("COMMON STOCK").

     WHEREAS, the Debenture Certificate recites that as of the date of issuance of the Debenture to Holder the Debenture was convertible based on a Conversion Price of $3.46 per share, however, as a result of certain antidilution adjustments under the terms of the Debenture in connection with the Company's private placement in February 2004, the Conversion Price was reduced to $3.30 per share.

     WHEREAS, the Debenture was purchased by the Holder pursuant to a Securities Purchase Agreement dated as of May 22, 2002 (the "Purchase Agreement") among the Company, the Holder and other purchasers.

     WHEREAS, the parties hereto desire to hereby amend the Debenture upon the terms and agreements provided herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties, intending to be legally bound, hereby acknowledge, confirm and agree as follows:

     1. Notwithstanding anything to the contrary in the Debenture or the Purchase Agreement, the Company and Holder hereby agree that:

          a. The Debenture is hereby amended such that the May 22, 2005 "Maturity Date" of the Debenture (as defined therein, which date is subject to extension as provided therein), is hereby changed and extended from May 22, 2005 to May 22, 2006.

          b. The current Conversion Price of the Debenture, as adjusted, is hereby amended and changed from $3.30 per share to $3.20 per share as of the date hereof, and the Debenture is hereby amended accordingly.

          c. Sections 24 and 25 of the Debenture (and the related Exhibit A to the Debenture) and all of the terms and provisions thereof are hereby deleted and removed in their entirety from the Debenture and shall cease to have any force and effect; it being agreed that the Debenture is hereby amended to remove such portions of the Debenture, and further agreed that the Holder shall promptly deliver the existing original Debenture document (or affidavit of lost certificate in customary form) to the Company and the Company shall thereupon promptly execute and deliver (with delivery no later than 5 business days following receipt thereof) to Holder a new Debenture containing the amendments thereto as agreed in this Agreement (and further agreed that the Holder shall not assign or transfer the Debenture prior to receiving such amended Debenture).

          d. The Holder hereby waives Section 4(o) of the Purchase Agreement and any and all rights of the Holder and restrictions on the Company thereunder, and the parties further agree that the Purchase Agreement is hereby amended to remove and delete Section 4(o) in its entirety from the Purchase Agreement.

     2. This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of New York. This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof.

     3. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned parties have executed this AMENDMENT TO DEBENTURE AGREEMENT as of the day and year first above written.



HOLLYWOOD MEDIA CORP.                   PORTSIDE GROWTH & OPPORTUNITY FUND LTD.


By: /s/ Mitchell Rubenstein             By: /s/ Jeff Solomon
    -----------------------                 ----------------
Name:   Mitchell Rubenstein             Name:   Jeff Solomon
Title:  Chief Executive Officer         Title:  Managing Member


                                       2